EXHIBIT 10(u)

                               Strategic Alliance
                               ------------------
                                     Between

Startech Environmental Corp. (Startech), a Colorado Corporation with its principal office at 15 Old Danbury Road, Wilton, Connecticut 06897-2525 and

Hydro-Chem, a Division of the Pro-Quip Corporation, which is a subsidiary of Linde AG, is a company with its principal office at 125 Hickory Springs Industrial Drive, Canton, Georgia 30115.

Whereas, Startech has developed and commercialized a proprietary system and process for the safe destruction, remediation, reduction and recycling of various waste streams, including those characterized as hazardous and non-hazardous waste, also including, but not limited to military munitions, and radioactive waste, utilizing its Plasma Converter(TM) system; and

Whereas, the Startech Plasma Converter system converts the substances contained in many of these waste streams into a rich synthesis gas called Plasma Converted Gas(TM) (PCG(TM)) that can be used to create the fuel source called methanol; and

Whereas, Hydro-Chem is an eminent alternative fuel equipment manufacturing company having special experience, knowledge and expertise in providing modular hydrogen, carbon monoxide, carbon dioxide and methanol plants worldwide; and

Whereas, both Parties hereto believe that it is in their mutual interest to work together to gain contracts, the purpose of which is to incorporate Startech products and equipment that will safely process and destroy various forms of hazardous and non-hazardous material into facilities using Hydro-Chem's proprietary methanol production process to achieve the goal of creating methanol from Plasma Converted Gas.

Now Therefore, Startech and Hydro-Chem hereby agree to form a Strategic Alliance to mutually seek opportunities that utilize Startech's and Hydro-Chem's equipment, expertise, know-how and experience, and to secure contracts that result from these opportunities, as follows:

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                               1.0 Implementation
                               ------------------

1.01 Startech agrees to cooperate with and agrees to cooperate with Startech to promote the securing of contracts utilizing the Plasma Converter systems and 's methanol production process.


                             2.0 Period of Agreement
                             -----------------------

2.01 This Strategic Alliance Agreement shall commence on June 30, 2001 and extend for a period of three (3) years thereafter.


                          3.0 Activities of the Parties
                          -----------------------------

3.01 Startech agrees that it will:

     i. Perform all activities necessary to identify clients and specific projects that could potentially benefit from the combined capabilities of Startech and Hydro-Chem. It is contemplated that preliminary proposals will be presented to such identified clients outlining the merits of complete facilities that could be provided by the joint efforts of Startech and Hydro-Chem.

     ii. Assume the principle role in the preparation and presentation of all proposals with appropriate support from Hydro-Chem to the extent that details of such proposals require Hydro-Chem's capabilities for the reasonable preparation thereof. It is expected that for those clients requesting services, the following activities may be required by Startech:

     1. Develop outline of a conceptual design basis for both Startech and Hydro-Chem process requirements.

     2. Upon award of a contract to Startech, Startech would support Hydro-Chem's design team as reasonably necessary to ensure that Startech's process can be properly integrated into the design of a Hydro-Chem methanol facility.

     3. Provide the operating manual for the completed facility incorporating Hydro-Chem's operating manual for that part of the total facility that is designed and furnished by Hydro-Chem.

     4. Provide on-site coordination and inspection activities as necessary to ensure that plants using Startech technology are installed properly and shall participate with Hydro-Chem start-up personnel in the coordination of the final testing and start-up of the completed facility.

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     5. Assume warranty responsibility associated with all technology and equipment provided by Startech.

3.02 Hydro-Chem agrees that it will:

     i. Upon identification of clients that are interested in using the joint capabilities of Hydro-Chem and Startech, and which Hydro-Chem and Startech mutually agree to pursue, Hydro-Chem will accompany Startech and participate in those activities necessary to develop and sell the project.

     ii. Support Startech with cost and schedule information and other details about the project activities that would be performed by Hydro-Chem that are reasonably essential to the sale of projects that use the combined capabilities of Hydro-Chem and Startech.

     iii. Upon award of a contract, Hydro-Chem will develop the initial project execution plan incorporating those activities to be supplied by Startech and including project budgets and schedules and perform the detailed engineering, design, and procurement of those facilities to be provided by Hydro-Chem that are consistent with this project plan.

     iv. Assume warranty responsibility associated with all technology and equipment provided by Hydro-Chem. Prepare the operating manual for that part of the total facility that is designed and furnished by Hydro-Chem.

     v. Participate with Startech start-up personnel in the final testing and start-up of the completed facility.

3.03 Both Parties agree with each other:

     i. Neither party will enter into a contract to provide a project using the technology of both Hydro-Chem and Startech until that contract has been specifically agreed upon by both Hydro-Chem and Startech.

     ii. Both Parties shall participate jointly in the negotiation of contracts involving the technologies of both Startech and Hydro-Chem. Neither Party shall make any promises or representations, give any warranty or guarantee in respect of the capabilities of the other Party which have not been authorized either under the terms of this agreement, or if outside the terms of the agreement, specifically authorized in writing regarding the inquiry of a potential client or contract concerned.

     iii. To the extent that a client is interested in receiving a proposal using the combination of the Plasma Arc Destruction of Waste combined with the Steam Reforming Process to produce hydrogen and methanol, the Parties agree that for all projects pursued on a joint basis, the Parties will work exclusively with each other to present this combination of technologies and to secure a contract for the project. In such event, the decision to pursue a given project on this basis will be mutually agreed upon by each Party recognizing that significant resources can be necessary to properly pursue and win the award of contracts of this type.

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     iv. Immediately notify the other Party of any observations or complaints made by clients in respect of the performance of said Party but not without prior written authority of that Party, either make admissions to customers on the merits of or make any settlement of any claims arising out of such observations or complaints. However either Party, without reference to the Party whose performance is the subject of such an observation or complaint, can at its own expense, if it deems it appropriate, rectify the cause of any complaint from a client, that it is qualified to rectify. Under such circumstances, a report and details of the rectification work carried out must be promptly transmitted to the other Party.

     v. Each Party shall conduct its business in accordance with the highest business standards and not perform any act that will or may reflect adversely upon the business integrity or goodwill of the other Party.

                                   4.0 Secrecy
                                   -----------

4.01 The Parties to this Agreement agree to maintain strict confidentiality regarding all confidential information and disclosures that come into their possession regarding the other Party during the period of this agreement and for five (5) years thereafter regardless of the reason for the conclusion of the Agreement.

            5.0 Intellectual Property Rights, Inventions and Patents
            --------------------------------------------------------

5.01 Unless otherwise agreed, title and copyright of anything developed by either party for a Contract resulting from this Agreement will remain with the developing Party.. Under such circumstances, however, the developing Party grants to the other Party an unrestricted free of charge license to use the developed item for the purpose for which it was sold providing it is not in competition with the developing Party.

5.02 If a joint innovative development involving both Parties is required under a Contract, such development will be the subject of shared intellectual property rights and joint patent application if and where appropriate. However, by mutual consent one Party can "buy out" the other Party's intellectual property rights/copyright.

                                  6.0 Disputes
                                  ------------

6.01 All disputes, differences or questions arising out of this Agreement as to the rights and liabilities of the parties hereto or as to the construction or interpretation hereof shall be referred to the decision of a single arbitrator under the American Arbitration Association's Rules. The appointment of the arbitrator to be agreed between the parties or in default of agreement appointed at the request of either Party by the then President for the time being of the American Arbitration Association. Arbitration shall take place in English, in New York City, unless mutually agreed otherwise.

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                          7.0 Insurance and Indemnities
                          -----------------------------

7.01 Each Party shall carry all necessary insurance required by (a) the laws of their country of operation and the United States and (b) the requirements of each Contract.

7.02 Each Party shall indemnify and hold harmless/waive subrogation right against the other Party relating to liens, claims or other charges on goods and property, loss or damage to that Party's property, except where due to the negligence of the other Party, arising out of actions in connection with this Agreement or any Contract entered into as a result of it; loss or damage to any deliverables under any Contract whilst such deliverables are in the custody of that Party; death or injury to any employee of that Party or damage to the property of the Party's employees.

7.03 Minimum insurance for any one event shall be in accordance with the terms of each Proposal/Contract, entered into by the Parties in accordance with this Agreement.

                                8.0 Relationship
                                ----------------

8.01 Nothing in this Agreement shall be deemed to constitute, create, give effect, or to otherwise recognize a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the Parties shall be limited to those expressly set forth herein.

8.02 Nothing herein shall be construed as providing for the sharing of profits or losses arising out of efforts of either Party, except as may be provided for in any resulting contract agreed to between the Parties. The cooperation of the Parties is for the purpose of complementing their respective capabilities in securing mutually beneficial contracts.

                            9.0 Entire Understanding
                            ------------------------

9.01 This Agreement embodies the entire understanding between the Parties in relation to marketing and selling their products and services as they relate to the Plasma Converter Process and there are no promises, terms or conditions or obligations oral or written expressed or implied other than those contained herein.

9.02 For the avoidance of doubt, the contents of this Agreement does not apply to any Contract between the Parties except where specifically referenced within such Contract.

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                              10.0 No Compensation
                              --------------------

10.01 It is hereby expressly agreed between the Parties hereto that, without prejudice to any rights which shall have accrued to either Party, neither Party shall be liable to compensate the other for termination in accordance with Clause 11.0.

                                11.0 Termination
                                ----------------

11.01 In the event that this Agreement is allowed to terminate in accordance with Clause 2.0 hereof, both Parties to this Agreement shall honor all outstanding valid proposals and contractual obligations existing at the date of termination.

                               12.0 Applicable Law
                               -------------------

12.01 The law of the State of Connecticut shall govern this Agreement and the parties agree that any Connecticut Court of competent jurisdiction shall be a proper venue for the bringing of any and all claims relative to this Agreement.


     In witness whereof this Agreement has been entered into on the date and year above first written.


Signed (for and on behalf of Startech)


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Joseph F. Longo, President                           Date



Signed (for and on behalf of)


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Dennis Norton, President                             Date